Kirkpatrick & Lockhart LLP                      Henry W. Oliver Building
                                                535 Smithfield Street
                                                Pittsburgh, PA 15222-2312
                                                412.355.6500

                                                www.kl.com

March 8, 2000

First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

Re:   First Investors Multi-State Insured Tax Free Fund

Gentlemen:

We hereby consent to the use of our name and the reference to our firm in the Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

Very truly yours,

/s/  Kirkpatrick & Lockhart LLP
Kirkpatrick & Lockhart LLP